Fourth Quarter 2004

Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado
(303) 708-5959

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described within this press release supplement. These financial measures, which include but are not limited to EBITDA, EBITDA Without Gains, Funds From Operations, Funds From Operations with Gains/Losses and Same-Store Sales, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Information included in this supplemental package is unaudited.

News Release

Contact:	Jack R. Callison, Jr.
800-982-9293 • 303-708-5959

Archstone-Smith Announces Record Earnings Per Share for 2004

Same-store Portfolio Produces Positive Revenue and
Net Operating Income in the Fourth Quarter

DENVER — February 1, 2005 — Archstone-Smith (NYSE:ASN) announced record net earnings per share (EPS) of $2.69 for the year ended December 31, 2004 – a 23.4% increase compared with the $2.18 per share reported for 2003. EPS for the fourth quarter of 2004 was $1.11 per share, compared with $0.63 per share for the same period in 2003. Funds from operations (FFO) with gains/losses, which reflects the positive impact of Archstone-Smith’s investment strategy, for the full year of 2004 was $3.26 per share, compared with $2.54 per share in 2003. FFO with gains/losses was $1.22 per share in the fourth quarter of 2004, compared with $0.73 per share for the fourth quarter of 2003. The company’s FFO for the year ending December 31, 2004 was $1.98 per share, a 16.5% increase compared with the $1.70 reported for 2003. FFO for the fourth quarter was $0.40 per share, compared with $0.42 per share for the same period in 2003.

Archstone-Smith Posts Banner Year in 2004

“2004 was an exceptional year for Archstone-Smith shareholders on many accounts,” said R. Scot Sellers, chairman and chief executive officer. “Archstone-Smith’s total shareholder return (TSR) of 48.8% in 2004 exceeded the NAREIT Apartment Index and S&P 500 Index equivalent returns by 1,407 and 3,791 basis points, respectively. We also closed out 2004 on a high note by rewarding our shareholders with the payment of a $1.00 per share special dividend and the announcement that Archstone-Smith was being added to the S&P 500 Index in December. One of our most important goals has always been to earn the right to be a respected member of corporate America – not just a leading apartment company – and our inclusion in the S&P 500 Index clearly advances that objective.”

Archstone-Smith Produces Positive Same-store Operating Results in the Fourth Quarter

Archstone-Smith’s same-store revenues increased 1.2% in the fourth quarter 2004. This represents the second consecutive quarter the company has produced positive quarterly same-store revenue growth in both the high-rise and garden divisions. The company’s full year 2004 same-store revenues were also up 0.2%, which represents the first time annual same-store revenue growth has been positive since 2001. The company’s same-store expenses were up 2.0% and same-store net operating income (NOI) was up 0.8% in the fourth quarter. The greater Washington D.C. metropolitan area, Southern California and Southeast Florida, which collectively represent 63% of the company’s portfolio, produced fourth quarter same-store NOI growth of 2.9%, 3.5% and 5.8%, respectively.

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Archstone-Smith 4Q04 Results

Archstone-Smith’s fourth quarter results include the impact of the share grants for the three-year special incentive plan for senior executives that ended on December 31, 2004. Amounts awarded under this plan were higher than amounts included in the company’s most recent guidance due to Archstone-Smith’s strong share price performance during the fourth quarter of 2004.

The company’s fourth quarter results also include gains from Ameriton Properties, Inc., which contributed $1.4 million, or $0.006 per share, to Archstone-Smith’s EPS and FFO. One Ameriton disposition that was expected to close in the fourth quarter of 2004 was delayed by a few weeks and closed in January 2005. This disposition will contribute gains of approximately $4.5 million, or $0.02 per share, to the company’s first quarter 2005 EPS and FFO.

2004 Investment Activity Significantly Enhances Quality of Archstone-Smith’s Portfolio

Archstone-Smith completed $1.4 billion of non-core asset sales in 2004, including dispositions totaling $616.5 million in the fourth quarter. The 2004 dispositions produced $285.6 million of gross gains, $372.2 million of GAAP gains and an unleveraged internal rate of return of 13.8%. As a result of the significant gains generated by these assets sales, Archstone-Smith paid a $1.00 per share special dividend to shareholders in December 2004. The company also acquired $866.2 million of apartment communities in 2004, representing 3,753 units, in markets that include the greater New York metropolitan area, Los Angeles County, Southeast Florida and the greater Washington, D.C. metropolitan area. These acquisitions were funded principally with tax-deferred exchange proceeds from asset dispositions.

Archstone-Smith’s development expertise also allows the company to create significant value in its core markets. The company currently has $952.5 million under construction in markets that include Southern California and the greater Washington, D.C. metropolitan area. “Archstone-Smith is one of the largest developers of high-rise and garden apartments in the nation,” said Charles E. Mueller, Jr., chief financial officer. “We expect our substantial development pipeline will contribute significantly to our earnings growth rate over the next five years as these projects are completed and stabilized.”

Archstone-Smith Declares 118th Consecutive Common Share Dividend

Archstone-Smith also announced that its Board declared the company’s 118th consecutive quarterly common share dividend. The company will pay a dividend of $0.4325 per common share payable on February 28, 2005 to shareholders of record as of February 14, 2005. On an annualized basis, this represents a dividend of $1.73 per common share.

Archstone-Smith (NYSE: ASN) is a recognized leader in apartment investment and operations. With a current total market capitalization of $11.9 billion, Archstone-Smith owns and operates an irreplaceable portfolio of high-rise and garden apartment communities concentrated in many of the most desirable neighborhoods in the greater Washington, D.C. metropolitan area, Southern California, the San Francisco Bay area, Chicago, the greater New York City metropolitan area, Boston, Southeast Florida and Seattle. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers – backed by unconditional service guarantees. As of December 31, 2004, Archstone-Smith owned or had an ownership position in 235 communities, representing 81,188 units, including units under construction.

–more–

Archstone-Smith 4Q04 Results

Archstone-Smith, an S&P 500 company, was recognized as one of America’s Most Admired Companies for 2004 by Fortune Magazine and ranks 956 on the Forbes 2000 List, the magazine’s comprehensive ranking of the world’s largest companies, for 2004. In addition, the company was recognized as Company of the Year by Colorado Biz Magazine. To find out more, visit ArchstoneSmith.com.

# # #

Archstone-Smith’s fourth quarter 2004 full financials and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.

In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. See “Risk Factors” in Archstone-Smith’s 2003 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

Fourth Quarter 2004

Financial Highlights (1)

In thousands, except per share amounts and percentages

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004	2003	% Change	2004	2003	% Change
Operating Performance

Net Earnings Attributable to Common Shares - Diluted	$222,055	$125,162	77.4%	$535,714	$426,192	25.7%

Per Share Results:
Net Earnings	$1.11	$0.63	76.2%	$2.69	$2.18	23.4%
Funds from Operations with Gains/Losses (2)	$1.22	$0.73	67.1%	$3.26	$2.54	28.3%
Funds from Operations (FFO) (3)	$0.40	$0.42	(4.8%)	$1.98	$1.70	16.5%

Cash Distributions per Common Share	$0.43	$0.4275	0.6%	$1.72	$1.71	0.6%
Special Distribution per Common Share (4)	$1.00	—		$1.00	—

Total Common Distributions paid	$1.43	$0.4275	234.5%	$2.72	$1.71	59.1%

	December 31,	December 31,
Financial Position	2004	2003
Assets
Real Estate (Including Held for Sale Before Depreciation)	$9,221,038	$8,999,180
Total Assets (Net of Accumulated Depreciation)	$9,066,044	$8,921,695

Debt
Long Term Debt (Including Held for Sale)	$4,130,637	$3,799,590
Total Debt	$4,149,637	$3,903,380

Leverage Ratios
Long Term Debt/Long Term Undepreciated Book Capitalization (5)	43.5%	41.4%
Total Debt/Total Undepreciated Book Capitalization (5)	43.7%	42.0%

Equity Market Capitalization (6)
Common Shares and Units	$8,529,180	$6,157,363
Convertible Preferred Shares	—	72,272
Perpetual Preferred Shares and Units	70,000	163,673

Total Equity Market Capitalization	$8,599,180	$6,393,308

Total Market Capitalization (7)	$12,748,817	$10,296,688

Fully Converted Shares (8)	224,240	223,850

NOTES

(1)  The results of Ameriton Properties Incorporated have been consolidated in the Statement of Earnings and Balance Sheets for all periods presented.

(2)  Calculated as FFO (defined below) plus Gross Gains/Losses from the disposition of real estate investments. Gross Gains/Losses from the disposition of real estate investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation and impairment for possible loss on real estate investments. Joint venture gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses from the disposition of real estate investments demonstrates the results of our investment activity. FFO with Gains/Losses is not intended to be a measure of cash flow or liquidity. See page 5 for a reconciliation of Net Earnings to FFO with Gains/Losses.

(3)  FFO is calculated in accordance with the FFO definition from NAREIT’s October 1999 White Paper (as amended in April 2002), which includes gains from the sale of taxable REIT subsidiary assets. We believe that GAAP Net Earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. We acknowledge that FFO is an appropriate supplemental measure when comparing our results of operations to other companies because it is a recognized measure of performance by the REIT industry. It excludes gains/losses from the sale of real estate and real estate depreciation expense. FFO is not intended to be a measure of cash flow or liquidity. See page 5 for a reconciliation of Net Earnings to FFO.

(4)  As a result of significant gains from asset sales during 2004, Archstone-Smith paid a $1.00 per share one-time special dividend in December, 2004.

(5)  Represents total long term debt or total debt divided by the sum of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

(6)  Reflects the market capitalization based on the closing share price on the last trading day of the period for publicly traded securities and liquidation value of private securities. See detailed market capitalization calculation on page 13.

(7)  Represents the book value of Total Debt plus Total Equity Market Capitalization.

(8)  Represents total common shares and operating partnership units outstanding at the end of the period, plus the assumed conversion of convertible preferred shares and stock options using the treasury stock method.

Fourth Quarter 2004

Statements of Earnings

In thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues:
Rental Revenues	$225,601	$194,540	$854,121	$764,338
Other Income	5,372	4,644	19,208	19,334

	230,973	199,184	873,329	783,672

Expenses:
Rental Expenses	57,149	48,601	219,717	189,691
Real Estate Taxes	21,710	18,054	81,932	67,738
Depreciation on Real Estate Investments (1)	54,492	44,140	203,183	162,723
Gross Interest Expense	56,743	47,757	198,821	187,725
Capitalized Interest	(6,462)	(8,397)	(23,572)	(26,854)

Net Interest Expense	50,281	39,360	175,249	160,871

General and Administrative	18,056	11,638	55,479	49,838
Other Expense	2,453	4,489	5,972	35,879

	204,141	166,282	741,532	666,740

Earnings from Operations	26,832	32,902	131,797	116,932

Plus:
Income/(Loss) from Unconsolidated Entities (2)	(213)	4,737	17,902	5,745
Other Non-Operating Income (3)	—	—	28,162	—
Less:
Minority Interest - Series E, F and G Perpetual Preferred Units	685	1,208	5,362	5,156
Minority Interest - Convertible Operating Trust Units	2,534	3,819	17,181	11,420

Net Earnings before Discontinued Operations	23,400	32,612	155,318	106,101
Plus: Net Earnings from Discontinued Operations (4)	198,890	94,316	387,024	327,556

Net Earnings	222,290	126,928	542,342	433,657
Less: Preferred Share Dividends	957	3,208	10,892	20,997

Net Earnings Attributable to Common Shares - Basic	221,333	123,720	531,450	412,660
Add Back (dilutive securities only):
Minority Interest	236	262	509	660
Convertible Preferred Share Dividends	486	1,180	3,755	12,872

Net Earnings Attributable to Common Shares - Diluted	$222,055	$125,162	$535,714	$426,192

Diluted Weighted Average Common Shares Outstanding - Net Earnings	200,002	198,233	199,233	195,640

Diluted Earnings per Common Share (5)	$1.11	$0.63	$2.69	$2.18

Funds From Operations Reconciliation:

Net Earnings Attributable to Common Shares - Diluted	$222,055	$125,162	$535,714	$426,192
Depreciation on Real Estate Investments	55,982	51,990	219,989	203,356
Depreciation on Real Estate Investments - Unconsolidated Entities	2,092	2,916	8,889	11,428
Gains from Disposition of Depreciable REIT Investments	(215,852)	(98,443)	(372,217)	(310,901)
Losses/(Gains) from Disposition of Unconsolidated Depreciable REIT Investments	291	—	(6,887)	—
Convertible Preferred Share Dividends	(486)	(1,104)	—	(4,416)
Debt Extinguishment Costs Related to Dispositions	585	—	1,493	1,884
Minority Interest	15,852	5,302	16,530	11,889
Other (6)	(1,106)	(3,734)	(8,381)	(10,931)

Funds From Operations Attributable to Common Shares - Diluted	79,413	82,089	395,130	328,501
Gross Gains on the Disposition of Real Estate Investments (7)	182,486	70,348	285,643	180,455
Provisions for Possible Loss Excluded from Gross Gains	—	—	—	3,714
Convertible Preferred Share Dividends	486	1,104	—	4,416
Minority Interest	(18,308)	(7,891)	(30,657)	(20,954)

Funds From Operations with Gains/Losses Attributable to Common Shares - Diluted	$244,077	$145,650	$650,116	$496,132

Diluted Weighted Average Common Shares Outstanding:
Net Earnings, FFO and FFO with Gains/Losses	200,002	198,233	199,233	195,640
Assumed Conversion of Preferred Shares into Common Shares	(1,129)	(2,583)	—	(2,582)

Diluted Weighted Average Common Shares Outstanding - FFO	198,873	195,650	199,233	193,058
Assumed Conversion of Preferred Shares into Common Shares	1,129	2,583	—	2,582

Diluted Weighted Average Common Shares Outstanding - FFO with Gains/Losses	200,002	198,233	199,233	195,640

Per Share Amounts (5)
Funds From Operations - Diluted	$0.40	$0.42	$1.98	$1.70

Funds From Operations with Gains/Losses - Diluted	$1.22	$0.73	$3.26	$2.54

Quarterly Cash Distributions per Common Share	$0.43	$0.4275	$1.72	$1.71
Special Distribution per Common Share	1.00	—	1.00	—

Total Common Distributions Paid	$1.43	$0.4275	$2.72	$1.71

See notes on following page.

Fourth Quarter 2004

Statements of Earnings (continued)

In thousands, except per share amounts

NOTES

(1) Includes amortization expense associated with intangible assets obtained in connection with operating community acquisitions.

(2) Includes gains from the sale of unconsolidated operating communities.

(3) Represents the gain on the sale of marketable equity securities and the gain from the sale of our property management business.

(4) In accordance with SFAS 144, amounts reflect net earnings from real estate investments designated as held for sale or sold, including net gains (losses) on any of these communities actually sold.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Composition of Net Earnings from Discontinued Operations:
Rental Revenues - Communities Sold	$7,910	$36,475	$97,136	$227,188
Rental Expenses - Communities Sold	(2,652)	(13,649)	(33,752)	(80,384)
Real Estate Taxes - Communities Sold	564	(4,951)	(10,577)	(26,195)

Net Operating Income - Communities Sold	5,822	17,875	52,807	120,609

Rental Revenues - Communities Held for Sale	4,450	3,706	16,797	15,099
Rental Expenses - Communities Held for Sale	(1,658)	(1,255)	(5,904)	(4,628)
Real Estate Taxes - Communities Held for Sale	(525)	(592)	(2,206)	(2,416)

Net Operating Income - Communities Held for Sale	2,267	1,859	8,687	8,055

Depreciation on Real Estate Investments	(1,490)	(7,850)	(16,806)	(40,633)
Interest, net	(3,953)	(11,383)	(33,503)	(51,195)
Income Taxes from Taxable REIT Subsidiaries	(807)	(3,613)	(21,567)	(12,206)
Provision for Possible Loss on Real Estate Investments	—	—	—	(3,714)
Debt Extinguishment Costs Related to Dispositions	(643)	(206)	(1,763)	(3,002)
Allocation of Minority Interest	(22,458)	(12,248)	(47,278)	(43,958)
Gains on Disposition of Taxable REIT Subsidiary Operating Communities, net (a)	4,300	11,439	74,230	42,699
Archstone-Smith Gains on Disposition of REIT Real Estate Investments, net	215,852	98,443	372,217	310,901

Net Earnings from Discontinued Apartment Communities	$198,890	$94,316	$387,024	$327,556

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
(a) Gains on Disposition of Taxable REIT Subsidiary Operating Communities, net per GAAP	$4,300	$11,439	$74,230	$42,699

Ameriton Joint Venture Gains on Disposition of Operating Communities, net per GAAP	—	5,233	7,047	7,447

Total Gains, net per GAAP	4,300	16,672	81,277	50,146

Accumulated Depreciation and Income Taxes Attributable to Dispositions	(2,938)	(9,255)	(29,706)	(25,671)

FFO Impact of Gains, before minority interest	1,362	7,417	51,571	24,475

Minority Interest Attributable to Dispositions	(137)	(853)	(5,535)	(2,896)

FFO Impact of Gains, after minority interest	$1,225	$6,564	$46,036	$21,579

(5) As of December 31, 2004, the REIT (Archstone-Smith Trust) owned approximately 89.1% of the Operating Trust’s (Archstone-Smith Operating Trust) outstanding common units and the remaining 10.9% were owned by minority interest holders. Per share amounts for each period presented will always be the same for the REIT and the Operating Trust, as the economics of the minority interest holders are the same as those of the common shareholders and, therefore, both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Trust units.

(6) Represents accumulated depreciation on taxable REIT subsidiary gains and tax impact on applicable FFO adjustments.

(7) The following is a reconciliation of GAAP Gains/Losses from the Disposition of Real Estate Investments to Gross Gains/Losses from the Disposition of Real Estate Investments (see page 4 for a definition of Gross Gains/Losses and why we believe it is a meaningful measure):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
GAAP Gains from the Disposition of Real Estate Investments	$215,852	$98,443	$372,217	$310,901
Less: Accumulated Depreciation and Provisions for Possible Loss	(33,366)	(28,095)	(86,574)	(130,446)

Gross Gains from the Disposition of Real Estate Investments	$182,486	$70,348	$285,643	$180,455

Fourth Quarter 2004

Balance Sheets

In thousands

	December 31,	December 31,
	2004	2003

Assets
Real Estate (1)	$8,958,195	$8,783,349
Real Estate - Held for Sale (1) (2)	262,843	215,831
Less: Accumulated Depreciation	763,542	648,982

	8,457,496	8,350,198

Investments In and Advances to Unconsolidated Entities	111,481	86,367

Net Investments	8,568,977	8,436,565

Cash and Cash Equivalents	203,255	5,230
Restricted Cash in Tax-Deferred Exchange and Bond Escrow	120,095	180,920
Other Assets	173,717	298,980

Total Assets (3)	$9,066,044	$8,921,695

Liabilities and Shareholders’ Equity

Liabilities:
Unsecured Credit Facilities	$19,000	$103,790
Long Term Unsecured Debt	2,099,132	1,871,965
Mortgages Payable (4)	1,970,889	1,866,252
Mortgages Payable - Held for Sale (2) (4)	60,616	61,373
Payables, Accrued Expenses and Other Liabilities	325,131	281,212

Total Liabilities	4,474,768	4,184,592

Minority Interest:
Series E, F and G Perpetual Preferred Units	19,522	61,180
Operating Trust Units/Other	478,576	531,236

	498,098	592,416

Shareholders’ Equity:
Series K and L Convertible Preferred Shares	—	50,000
Series D and I Cumulative Perpetual Preferred Shares	50,000	98,940
Common Shares, $0.01 Par Value	1,996	1,948
Additional Paid-In Capital and Other Comprehensive Income/(Loss)	4,021,688	3,966,639
Retained Earnings	19,494	27,160

Total Shareholders’ Equity	4,093,178	4,144,687

Total Liabilities and Shareholders’ Equity	$9,066,044	$8,921,695

NOTES

(1)	The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

Balance at December 31, 2003	$8,999,180
Acquisition-Related Expenditures	1,256,109
Redevelopment Expenditures	40,999
Recurring Capital Expenditures	50,147
Development Expenditures, excluding land acquisitions	333,782
Dispositions	(1,460,046)

Net Apartment Community Activity	9,220,171
Change in Other Real Estate Assets	867

Balance at December 31, 2004	$9,221,038

(2)	Income from assets held for sale is included in Net Earnings from Discontinued Operations, as reflected on the Statement of Earnings.
(3)	Includes $637.1 million and $551.0 million of Ameriton assets as of December 31, 2004 and December 31, 2003, respectively.
(4)	Includes a total of $103.9 million and $80.7 million of Ameriton third party debt as of December 31, 2004 and December 31, 2003, respectively.

Fourth Quarter 2004

Geographic Distribution at December 31, 2004 (1)

Core Markets
Greater Washington D.C. Metropolitan Area (2)	39.4%
Southern California	18.9%
San Francisco Bay Area, California	8.2%
Chicago, Illinois (2)	6.1%
Greater New York City Metropolitan Area (2)	4.9%
Boston, Massachusetts (2)	4.7%
Southeast Florida (2)	4.7%
Seattle, Washington	3.1%

Total Core Markets	90.0%

Non-Core Markets
Atlanta, Georgia	2.3%
Denver, Colorado	1.9%
Houston, Texas	1.5%
Raleigh, North Carolina	1.1%
Other (3)	3.2%

Total Non-Core Markets	10.0%

Total All Markets	100.0%

Total Garden	64.7%

Total High-Rise	35.3%

NOTES

(1)	Based on net operating income (NOI) for the three months ended December 31, 2004, excluding amounts associated with the communities that are owned by Ameriton and any dispositions that closed during the current quarter. See footnote 2 on page 10 for a reconciliation of NOI to earnings from operations and an explanation as to why we believe NOI is a useful measure.

(2)	The distribution between high-rise properties and garden communities follows (all percentages of total NOI):

	High-Rise	Garden	Total
Greater Washington D.C. Metropolitan Area	24.0%	15.4%	39.4%
Chicago, Illinois	4.6%	1.5%	6.1%
Greater New York City Metropolitan Area	4.5%	0.4%	4.9%
Boston, Massachusetts	1.9%	2.8%	4.7%
Southeast Florida	0.3%	4.4%	4.7%

(3)	Includes markets that represent less than 1.0% of NOI.

Fourth Quarter 2004

Operating Performance Summary (1)

Year-Over-Year Same Store Performance

	Revenue		Operating Expense		Net Operating Income
	Growth/(Decline)		Growth/(Decline)		Growth/(Decline) (2)
	Q4 2004 vs.	YTD 2004 vs.	Q4 2004 vs.	YTD 2004 vs.	Q4 2004 vs.	YTD 2004 vs.
	Q4 2003	YTD 2003	Q4 2003	YTD 2003	Q4 2003	YTD 2003
Same Store Communities:
Garden Communities	1.2%	0.0%	3.5%	4.6%	0.1%	(2.1%)

High-Rise Properties	1.2%	0.4%	(0.3%)	2.3%	2.1%	(0.6%)

Total Portfolio	1.2%	0.2%	2.0%	3.7%	0.8%	(1.6%)

	Average Physical		Property Operating		Potential Effective Rent
	Occupancy (3)		Margin (4)		Per Unit (5)
	Q4 2004	Q4 2003	Q4 2004	Q4 2003	Q4 2004	Q4 2003
Same Store Communities:
Garden Communities	95.1%	95.4%	66.9%	67.7%	$1,099	$1,079

High-Rise Properties	94.7%	95.6%	63.7%	63.2%	$1,561	$1,522

Total Portfolio	95.0%	95.5%	65.7%	66.0%	$1,228	$1,203

	Revenue		Operating Expense		Net Operating Income		Average Physical
	Growth/(Decline)		Growth/(Decline)		Growth/(Decline) (2)		Occupancy
	Q4 2004 vs.	YTD 2004 vs.	Q4 2004 vs.	YTD 2004 vs.	Q4 2004 vs.	YTD 2004 vs.
	Q4 2003	YTD 2003	Q4 2003	YTD 2003	Q4 2003	YTD 2003	Q4 2004	YTD 2004
Same Store Core Markets: (6)
Greater Washington D.C. Metropolitan Area	2.7%	1.9%	2.2%	3.6%	2.9%	1.2%	95.6%	96.2%

Southern California	2.9%	3.0%	1.4%	3.2%	3.5%	3.0%	95.7%	96.4%

San Francisco Bay Area, California	(1.5%)	(3.6%)	2.8%	3.5%	(3.6%)	(6.6%)	93.9%	94.7%

Chicago, Illinois	(2.4%)	(3.3%)	2.3%	2.9%	(6.7%)	(8.6%)	93.2%	92.7%

Boston, Massachusetts	(0.5%)	(1.3%)	(0.3%)	3.7%	(0.7%)	(3.4%)	96.2%	96.9%

Southeast Florida	2.2%	2.4%	(2.2%)	3.7%	5.8%	1.4%	95.1%	96.1%

Seattle, Washington	(1.1%)	(1.3%)	8.9%	8.8%	(6.3%)	(6.3%)	93.0%	94.5%

Total Core Markets	1.4%	0.6%	2.2%	3.6%	1.0%	(0.8%)	95.0%	95.6%

Sequential Same Store Performance

	Revenue	Operating	NOI
	Growth/	Expense Growth/	Growth/
	(Decline)	(Decline)	(Decline)(2)
	Q4 2004 vs.	Q4 2004 vs.	Q4 2004 vs.
	Q3 2004	Q3 2004	Q3 2004
Sequential Same Store Communities:
Garden Communities	(0.7%)	(4.3%)	1.3%

High-Rise Properties	(0.9%)	(3.5%)	0.5%

Total Portfolio	(0.8%)	(4.0%)	1.0%

Sequential Same Store Core Markets: (7)
Greater Washington D.C. Metropolitan Area	(0.4%)	(5.9%)	2.2%

Southern California	(0.2%)	(6.9%)	3.0%

San Francisco Bay Area, California	(2.0%)	3.2%	(4.5%)

Chicago, Illinois	(1.8%)	2.9%	(6.1%)

Boston, Massachusetts	(0.9%)	3.0%	(2.5%)

Southeast Florida	0.6%	(2.3%)	2.9%

Seattle, Washington	(2.4%)	0.3%	(3.9%)

Total Core Markets	(0.8%)	(3.2%)	0.5%

See notes on following page.

Fourth Quarter 2004

Operating Performance Summary (continued)

NOTES

(1) Same Store Communities (excluding communities owned by Ameriton):

- Q4 2004 vs. Q4 2003 represents 145 apartment communities (51,111 units) that were fully operational during the entire three months ended December 31, 2004 and 2003, respectively. Excludes 22 apartment communities (7,375 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

- YTD 2004 vs. YTD 2003 represents 141 apartment communities (49,584 units) that were fully operational during the entire twelve months ended December 31, 2004 and 2003, respectively. Excludes 26 apartment communities (8,902 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

- Q4 2004 vs Q3 2004 Sequential Same Store Communities represents 153 apartment communities (53,357 units) that were fully operational during the three months ended December 31, 2004 and September 30, 2004, respectively. Excludes 14 apartment communities (5,129 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

(2) Net Operating Income (NOI) is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. The following is a reconciliation of Same Store NOI to Earnings from Operations:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Same Store NOI	$123,956	$122,969	$476,946	$484,640
Non-Same Store NOI, including Ameriton properties	30,875	24,650	137,020	150,933
NOI Classified as Discontinued Operations - Communities Sold	(5,822)	(17,875)	(52,807)	(120,609)
NOI Classified as Discontinued Operations - Communities Held for Sale	(2,267)	(1,859)	(8,687)	(8,055)

Net Operating Income	146,742	127,885	552,472	506,909
Other Income	5,372	4,644	19,208	19,334
Depreciation on Real Estate Investments	(54,492)	(44,140)	(203,183)	(162,723)
Interest Expense	(50,281)	(39,360)	(175,249)	(160,871)
General and Administrative Expense	(18,056)	(11,638)	(55,479)	(49,838)
Other Expense	(2,453)	(4,489)	(5,972)	(35,879)

Earnings from Operations	$26,832	$32,902	$131,797	$116,932

(3) The average physical occupancy for the entire operating portfolio, excluding the Ameriton portfolio and including non-same store communities, was 94.2% for Q4 2004.

(4) Property Operating Margin is defined as rental revenues less rental expenses and real estate taxes, divided by rental revenues.

(5) Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs for leases in place. The Potential Effective Rent Per Unit (weighted by units) for the entire operating portfolio, excluding the Ameriton portfolio, during the fourth quarter of 2004 was $1,131 for the garden communities, $1,600 for the high-rise communities and $1,260 for the total portfolio.

(6) The units and dollar amounts for the same store communities in our core markets are as follows:

	Units		Revenues		Operating Expenses		Net Operating Income
	Q4 2004	YTD 2004	Q4 2004	YTD 2004	Q4 2004	YTD 2004	Q4 2004	YTD 2004
Core Markets:
Greater Washington D.C. Metropolitan Area	18,355	17,895	$79,374	$308,938	$24,749	$99,010	$54,625	$209,928
Southern California	7,399	7,399	27,735	110,223	8,120	33,598	19,615	76,625
San Francisco Bay Area, California	4,735	4,285	17,687	64,094	5,991	20,394	11,696	43,700
Chicago, Illinois	3,881	3,881	15,463	61,816	7,731	30,534	7,732	31,282
Boston, Massachusetts	1,897	1,897	9,798	39,237	2,966	12,085	6,832	27,152
Southeast Florida	1,272	928	4,171	12,211	1,819	5,514	2,352	6,697
Seattle, Washington	2,700	2,700	6,767	27,528	2,556	10,065	4,211	17,463

Total	40,239	38,985	$160,995	$624,047	$53,932	$211,200	$107,063	$412,847

(7) The units and dollar amounts for the Q4 2004 sequential same store communities in our core markets are as follows:

			Operating	Net
	Units	Revenues	Expenses	Operating Income
Core Markets:
Greater Washington D.C. Metropolitan Area	18,669	$81,087	$25,219	$55,868
Southern California	8,275	31,617	9,435	22,182
San Francisco Bay Area, California	4,735	17,687	5,991	11,696
Chicago, Illinois	3,881	15,463	7,731	7,732
Boston, Massachusetts	1,897	9,798	2,966	6,832
Southeast Florida	1,806	6,007	2,572	3,435
Seattle, Washington	2,808	7,065	2,608	4,457

Total	42,071	$168,724	$56,522	$112,202

Fourth Quarter 2004

Archstone-Smith Investment Summary

Dollar amounts in thousands, except cost per unit amounts

	March 31,	June 30,	September 30,	December 31,
Operating Apartment Communities	2004	2004	2004	2004

Garden:
Communities	127	128	129	124
Units	43,020	43,135	43,923	42,585
Total Investment (1)	$4,647,845	$4,801,564	$4,975,592	$4,931,266
Cost per Unit	$108,039	$111,315	$113,280	$115,798

High-Rise:
Communities	48	48	46	43
Units	20,819	20,819	17,165	15,901
Total Investment (1)	$3,767,308	$3,767,698	$3,440,672	$3,233,472
Cost per Unit	$180,955	$180,974	$200,447	$203,350

Total Portfolio:
Communities	175	176	175	167
Units	63,839	63,954	61,088	58,486
Total Investment (1)	$8,415,153	$8,569,262	$8,416,264	$8,164,738
Cost per Unit	$131,818	$133,991	$137,773	$139,602

Total Portfolio Capital Expenditures - Cost per Unit	Q1 2004	Q2 2004	Q3 2004	Q4 2004	YTD 2004

Acquisition Related Expenditures	$5	$25	$41	$69	$137

Redevelopment Expenditures	$99	$173	$152	$235	$655

Recurring Capital Expenditures	$120	$170	$250	$260	$795

Apartment Acquisitions

Communities	3	1	5	1	10
Units	1,191	221	2,005	336	3,753
Total Investment (1) (2)	$319,639	$44,148	$401,994	$100,411	$866,192
Cost per Unit	$268,379	$199,765	$200,496	$298,842	$230,800

Apartment Dispositions

Communities	4	2	6	9	21
Units	957	664	4,871	2,938	9,430
Gross Sales Proceeds	$133,180	$65,050	$591,441	$616,500	$1,406,171
GAAP Gains	$49,800	$29,169	$77,396	$215,852	$372,217
Gross Gains (3)	$34,480	$18,521	$50,156	$182,486	$285,643
Unleveraged IRR (4)	13.9%	12.9%	9.2%	18.2%	13.8%

Ameriton Apartment Investment Summary

	As of December 31, 2004
				Total Expected
	Communities	Units	Gross Book Basis	Investment

Operating Communities	10	3,189	$358,431	$371,906
Communities Under Construction and In Planning	9	3,009	203,970	400,400
Equity in Joint Ventures (5)	5	942	33,010	N/A

Ameriton Totals	24	7,140	$595,411	$772,306

NOTES

(1)	For development communities, represents the total expected investment at completion. For operating communities, represents total investment plus planned capital expenditures.

(2)	Investment includes $43.3 million of anticipated acquisition and redevelopment capital to bring each community up to ASN’s operating standards.

(3)	See page 4 for a definition of Gross Gains/Losses from the disposition of real estate investments. See page 6 for a reconciliation of GAAP Gains/Losses from the disposition of real estate investments to Gross Gains/Losses from the disposition of real estate investments.

(4)	The unleveraged IRR represents the cash rate of return generated over the investment holding period on Archstone-Smith’s invested capital.

(5)	Represents Ameriton’s GAAP basis in unconsolidated joint ventures that own operating properties or properties in development.

Fourth Quarter 2004

Development Summary (1)

Dollar amounts in thousands, except unit and cost per unit amounts

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	YTD 2004

Starts During Period
Communities	—	1	2	2	5
Units	—	306	872	480	1,658
Total Investment (2)	—	$72,045	$210,120	$208,507	$490,672
Total Cost Per Unit	—	$235,441	$240,963	$434,390	$295,942

Completions During Period
Communities	1	2	—	—	3
Units	120	558	—	—	678
Total Investment (2)	$30,528	$152,107	—	—	$182,635
Total Cost Per Unit	$254,400	$272,593	—	—	$269,373

Stabilizations During Period (3)
Communities	1	—	2	1	4
Units	108	—	474	204	786
Total Investment (2)	$12,780	—	$125,084	$53,811	$191,675
Total Cost Per Unit	$118,333	—	$263,890	$263,779	$243,861

Under Construction at End of Period
Communities	8	7	9	11
Units	2,487	2,235	3,107	3,587
Total Investment (2)	$609,088	$533,872	$743,992	$952,499
Total Cost Per Unit	$244,909	$238,869	$239,457	$265,542
Investment to Date	$310,723	$256,188	$360,277	$521,437

In Planning at End of Period
Communities	6	4	5	5
Units	1,951	1,533	1,576	1,683
Total Investment (2)	$482,113	$401,234	$508,946	$487,160
Total Cost Per Unit	$247,111	$261,731	$322,935	$289,459
Investment to Date	$74,309	$72,393	$41,936	$52,713

Development Expenditures During Period	$43,157	$54,124	$61,147	$69,772	$228,200

						Actual or Expected
		Number of	Investment at	Total		Date for First	Expected
Developments Under Construction		Units	12/31/04	Investment (2)	Start Date	Units (4)	Stabilization Date	% Leased (5)
Wholly-Owned REIT Communities Under Construction

Garden
Community	Location

Archstone Vanoni Ranch	Ventura, California	316	$47,266	$57,800	Q4/03	Q3/04	Q1/06	38.0%

Archstone Pacific View	Carlsbad, California	451	73,206	77,751	Q1/03	Q1/04	Q3/05	72.1%

Archstone Warner Center	Los Angeles, California	522	44,253	127,500	Q3/04	Q1/06	Q1/08	N/A

Archstone Santa Monica II	Santa Monica, California	133	22,685	72,507	Q4/04	Q4/06	Q2/07	N/A

Archstone Del Mar Station	Pasadena, California	347	77,051	136,000	Q4/04	Q1/06	Q4/06	N/A

Archstone Watertown	Boston, Massachusetts	134	40,292	42,479	Q4/02	Q4/04	Q3/05	53.0%

Archstone Westbury	Long Island, New York	396	58,462	90,133	Q4/03	Q2/05	Q3/06	N/A

Total Garden		2,299	363,215	604,170

High-Rise

Lofts 590 (Lofts at Crystal Towers)	Washington, D.C.	212	31,830	41,718	Q1/03	Q1/05	Q1/06	N/A

Dupont Circle	Washington, D.C.	306	47,258	72,045	Q2/04	Q2/05	Q2/06	N/A

Park Essex	Boston, Massachusetts	420	56,936	151,946	Q4/03	Q3/06	Q4/07	N/A

Total High Rise		938	136,024	265,709

Total Wholly-Owned REIT Communities Under Construction		3,237	$499,239	$869,879

Unconsolidated REIT Joint Venture Communities Under Construction

Presidio View	San Diego, California	350	22,198	82,620	Q3/04	Q1/06	Q4/06	N/A

Total REIT Joint Venture Communities Under Construction		350	22,198	82,620

Total Communities Under Construction		3,587	521,437	952,499

NOTES

(1)	Excludes Ameriton’s development properties but includes multifamily community development activity related to unconsolidated REIT Joint Ventures. In Planning at December 31, 2004 includes 432 units related to a $105M unconsolidated development. ASN’s investment to date in this asset is $0.9M.

(2)	For development and in planning communities, represents the total expected investment at completion.

(3)	Stabilizations During Period: Generally defined as completed development communities achieving approximately 93% occupancy.

(4)	Represents the quarter that the first completed units were occupied (or are expected to be occupied).

(5)	The percentage leased is based on leased units divided by total number of units in the community (completed and under construction) as of December 31, 2004. “N/A” is shown where Lease-Up has not yet commenced. Archstone-Smith begins leasing units prior to completion of the entire community.

Fourth Quarter 2004

Capitalization Summary

In thousands, except per share amounts

Preferred Shares and Units

	Shares/Units
	Outstanding at		Annual
	December 31,	Liquidation	Dividend Per	Redemption
Description (1)	2004	Preference	Share	Date (2)
Perpetual Preferred Shares and Units (3):
Series E Preferred Units	200	$25.00	$2.09	February 2005
Series G Preferred Units	600	$25.00	$2.16	March 2005
Series I Preferred Shares	0.5	$100,000	$7,660	February 2028

	December 31,	December 31,
Market Capitalization	2004	2003
Common Shares and Units:
Common Shares (public)	199,577	194,762
Convertible Operating Trust Units	23,117	25,301

Total Common Shares and Operating Partnership Units	222,694	220,063
Closing Share Price	$38.30	$27.98

Market Capitalization of Common Shares and Units	$8,529,180	$6,157,363

Convertible Preferred Shares (2):
Series K and L Convertible Preferred Shares (private)	—	2,583
Closing Common Share Price (convertible into common shares)	—	$27.98

Market Capitalization of Series K and L Preferred Shares	—	$72,272

Perpetual Preferred Shares and Units (3):
Series D Perpetual Preferred Shares (public)	—	1,958
Closing Share Price	—	$25.88

Market Capitalization of Series D Perpetual Preferred Shares	—	$50,673

Liquidation Value of Series E, F, G and I Perpetual Preferred Units and Shares (private)	$70,000	$113,000

Market Capitalization of Perpetual Preferred Shares and Units	$70,000	$163,673

Total Equity Market Capitalization	$8,599,180	$6,393,308

Book Value of Total Debt	$4,149,637	$3,903,380

Total Market Capitalization	$12,748,817	$10,296,688

NOTES

(1)	The series K Preferred Shares were converted to Common Shares in September 2004, and the series L Preferred Shares were converted to Common Shares in December 2004. No convertible preferred shares remain outstanding.

(2)	Securities are redeemable at the option of Archstone-Smith, not the holder, beginning in the month noted.

(3)	The company redeemed the Series D Preferred Units and 520,000 of the Series E Preferred Units in August 2004, the Series F Preferred Units in September 2004, and 400,000 of the Series E Preferred Units in November 2004.

Fourth Quarter 2004

Debt Summary

Dollar amounts in thousands

	Outstanding Balance at			Weighted Average
	December 31,	December 31,	Effective Interest	Remaining Life to
	2004	2003	Rate (1)	Maturity

Unsecured Floating Rate Debt:
Revolving Credit Facilities	$19,000	$103,790	2.6%	4.0
Tax-Exempt Debt	79,525	100,798	2.1%	18.6

	98,525	204,588	2.2%	15.8

Secured Floating Rate Debt:
Tax-Exempt Debt	508,923	317,351	2.0%	22.2
Construction Loans	40,868	56,129	4.4%	0.1
Conventional Mortgages	21,705	21,705	3.0%	3.9

	571,496	395,185	2.2%	20.0

Unsecured Fixed Rate Debt:
Long-Term Debt	2,019,606	1,771,167	6.4%	5.3

Secured Fixed Rate Debt:
Conventional Mortgages	1,439,558	1,511,277	6.5%	5.2
Other Secured Debt	20,452	21,163	3.6%	18.5

	1,460,010	1,532,440	6.4%	5.4

Total Debt Outstanding at end of Period	$4,149,637	$3,903,380	5.7%	7.6

Debt Maturity Schedule - Long Term Debt

	Long Term Unsecured Debt		Mortgages Payable
	Regularly		Regularly
	Scheduled		Scheduled				Maturities as a %
	Principal	Final Maturities	Principal	Final Maturities		Effective Interest	of Total Market
	Amortization	and Other	Amortization	and Other	Total	Rate (1)	Capitalization
2005	$31,250	$220,000	$11,804	$50,689	$313,743	7.5%	2.5%
2006	31,250	20,000	10,752	233,451	295,453	6.2%	2.3%
2007	31,250	355,000	11,352	144,920	542,522	5.3%	4.3%
2008	31,250	302,412	12,660	110,290	456,612	4.5%	3.6%
2009	51,250	31,027	10,272	362,070	454,619	6.9%	3.6%
Thereafter	346,250	648,193	245,045	828,200	2,067,688	5.6%	16.2%

Total	$522,500	$1,576,632	$301,885	$1,729,620	$4,130,637	5.7%	32.4%

Long-Term Floating Rate Debt (excludes revolving credit facilities) as a Percentage of Long-Term Debt at December 31, 2004	15.8%
Total Floating Rate Debt as a Percentage of Total Debt at December 31, 2004	16.1%
Archstone-Smith’s Pro-rata Share of Unconsolidated Debt at December 31, 2004 (2)	$267,911

Coverage Ratios (3)

Months Ended
December 31,
2004
Including Archstone-Smith Gains on Disposition of Real Estate Investments:
Interest Coverage Ratio (4)	5.1
Debt Service Ratio (5)	4.8
Fixed Charge Ratio (6)	4.7

Excluding Archstone-Smith Gains on Disposition of Real Estate Investments:
Interest Coverage Ratio (4)	3.3
Debt Service Ratio (5)	3.1
Fixed Charge Ratio (6)	3.1

NOTES

(1)	Includes the effect of loan cost amortization, credit enhancement fees, fair value hedges and other ongoing fees and expenses, where applicable, for the quarter ended December 31, 2004.

(2)	Represents Archstone-Smith’s pro-rata portion of the joint ventures’ debt based on our percentage of equity in the joint venture at December 31, 2004.

(3)	Coverage ratio calculations are based on EBITDA and EBITDA without gains. We believe that EBITDA and EBITDA without gains are useful supplemental measures to be used in the calculation of our coverage ratios. These coverage ratios provide rating agencies and investors additional means of comparing our financial condition to other companies. EBITDA and EBITDA without gains do not represent net earnings or cash from operating activities that are computed in accordance with GAAP and are not indicative of cash available to fund cash needs. We define EBITDA as net earnings before interest expense, income taxes, minority interest, depreciation and amortization. EBITDA without gains excludes Archstone-Smith gains on the disposition of REIT real estate investments (includes gains from taxable REIT subsidiaries). The following is a reconciliation of net earnings to EBITDA and EBITDA without gains:

YTD 2004
Net Earnings	$542,342
Interest Expense, net	208,752
Income Taxes on Taxable REIT Subsidiaries	18,805
Minority Interest	69,821
Depreciation Expense	219,989

EBITDA	1,059,709

Less: Archstone-Smith Gains on Dispositions of REIT Real Estate Investments	(372,217)

EBITDA Without Gains	$687,492

(4)	Calculated as EBITDA, or EBITDA without gains, divided by GAAP interest expense.

(5)	Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and regularly scheduled principal payments (excluding balloon payments, final maturities and amortization payments on unsecured senior notes).

(6)	Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and preferred dividend payments.

Fourth Quarter 2004

Supplemental Information for Net Asset Value Calculation

In thousands

The following information is provided to help facilitate the calculation of Archstone-Smith’s net asset value (including Ameriton).

		Three Months
		Ended
		December 31,
		2004

Income Statement Information

Net Operating Income (NOI)		$146,742
NOI for Assets Held for Sale (1)	2,267
NOI Stabilization Adjustment for Prestabilized Developments and Acquisitions (2)	2,925

Total Adjustments		5,192

Adjusted NOI (61,675 units)		$151,934

Balance Sheet Information (Book Value)

Cash and Restricted Cash		$323,350
Investments in Unconsolidated Entities (3)		152,281
Investments in Communities Under Development and In Planning Owned - Archstone-Smith (4)		551,061
Investments in Communities Under Development and In Planning Owned - Ameriton (4)		223,479
Other Land		38,734
Other Assets		173,717

Tax-Exempt Debt (5)	588,448
Other Debt	3,561,189
Other Liabilities	325,131

Total Liabilities		4,474,768
Minority Interest (including Series E and G Perpetual Preferred)		21,572
Perpetual Preferred Shares (Series I)		50,000

Common Shares Outstanding		199,577
Convertible Operating Trust Units Outstanding		23,117
Stock Options (treasury stock method)		1,546

Fully Converted Shares		224,240

NOTES

(1)	NOI for assets held for sale as of December 31, 2004, is included in discontinued operations. Excludes $5.8 million in NOI associated with assets sold during the three months ended December 31, 2004.

(2)	Represents the difference between actual NOI attributable to communities in lease-up or acquired during the three months ended December 31, 2004, and the NOI for the full quarter assuming the underwritten stabilized yield.

(3)	Includes approximately $40.8 million of gains from the sale of communities to unconsolidated joint ventures, which were deferred under GAAP and therefore netted against Investments in Unconsolidated Entities on the Balance Sheet.

(4)	The total expected investment for Archstone-Smith’s and Ameriton’s development pipeline (including communities under construction and in planning) is $1.25 billion and $400.4 million, respectively at December 31, 2004. These amounts exclude Joint Venture development projects as they are included in Investments in Unconsolidated Entities.

(5)	Excludes incremental value associated with tax-exempt debt resulting from interest rates that have historically been lower than conventional debt interest rates.